Exhibit 4.18
LEASE
     THIS LEASE, dated April ___, 2006 by and between CENTURY EAST BUSINESS CENTER, L.L.C. a, Utah limited liability company hereinafter referred to as “LESSOR” and LUMENIS INC., a Massachusetts corporation hereinafter referred to as “LESSEE”.
     Lessor hereby leases and demises to Lessee, and Lessee leases from Lessor only for the purpose of storage, staging, packing and otherwise preparing for shipping and distribution of laser products and also for general office use and purposes incidental and necessary to the foregoing purpose, and for no other purposes, approximately 11,138 square feet in a one story building located in Salt Lake County and known as 1870 South Milestone Drive (THE ACACIA BLDG.), Unit E,F, Salt Lake City, Utah (the “Premises”) as shown on the site plan attached as Exhibit A and which is part of a larger business park (“Business Park”) as shown on Exhibit A and which contains areas that are not leased to or occupied by or held for lease or occupancy by any tenant (“Common Areas”). Lessor may, in Lessor’s sole discretion, from time to time: (a) change the Common Areas, including, without limitation, changes in the locations, size, shape, and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways, and utility raceways; (b) close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (c) designate other land outside the boundaries of the Business Park to be a part of the Common Areas; (d) add additional buildings and improvements to the Common Areas; (e) use the Common Areas while engaged in making additional improvements, repairs, or alterations to the Business Park, or any portion thereof; and (f) do and perform such other acts and make such other changes in, to, or with respect to the Common Areas and Industrial Center as Landlord may, in the exercise of sound business judgment, deem to be appropriate. All of the Lessor’s rights with respect to the Common Areas shall be subject to the requirement that no such right shall be exercised so as to materially and permanently impair Lessee’s use of the Premises for the purposes stated in this Lease. Material impairment for a temporary period shall only be allowed if such action is absolutely necessary to preserve substantive and valuable property rights or interests which cannot otherwise be reasonably preserved or protected.

     1. TERM AND RENT: The term of this Lease shall be for THIRTY SIX (36) months (“Term”) commencing on April 1, 2006 or, if Lessor’s Work is required (as hereafter defined), upon substantial completion of Lessor’s Work (“Commencement Date”) and ending on March 31, 2009 or thirty six months after the Commencement Date, if Lessor’s Work is required. The initial base rent (“Base Rent”) shall be $4,567.00 per month, plus initial estimated common area maintenance charges (“CAM”) of $1,002.00 per month (“Monthly CAM Payment Amount”) for a total of $5,569.00. Lessee’s initial prorata share of CAM is 4.4% (“Lessee’s Share”). CAM consists of all costs of operation, maintenance, repair and replacement of the Common Area including, but not limited to, real property taxes and/or any substitute therefor, insurance, utilities, and maintenance, repair and replacement costs of the Business Park including, but not limited to, snow removal, landscape maintenance, and all exterior maintenance of the Premises and the Business Park. The initial CAM is merely an estimate and will be adjusted by Lessor as necessary to reflect the actual costs incurred by Lessor. Within ninety (90) days following the end of each calendar year during the term (or the earlier termination of this Lease Term), Lessor shall provide Lessee with a statement setting forth in reasonable detail the actual CAM for the preceding year, together with a calculation of Lessee’s share thereof. Lessor will also provide an estimate of CAM for the then current calendar year, and the new monthly amount payable by Lessee for its share of such estimated CAM. Pending the provision of this revised monthly CAM payment obligation, the prior year’s monthly payment amount shall be continued. Within thirty (30) days following presentation of Lessor’s statement, Lessor shall refund to Lessee the full amount of any overpayments of CAM made by Lessee for the preceding year or Lessee shall pay to Lessor the full amount of underpayments of CAM for the preceding year. Similarly, for the period of time from the beginning of the then current year to the date of the notice, reconciling payments or refunds of the monthly CAM payments made during this period shall also be settled through payment and refund within the aforesaid 30-day period. All sums due from Lessee to Lessor, whether denominated as such herein, shall be deemed to be additional rent (“Additional Rent”). Base Rent and monthly payments of CAM are due and payable in advance, without notice, and without deduction or offset on the FIRST day of each month beginning on the Commencement Date. Lessor shall give Lessee written notice of any Base Rent or Additional Rent that is not received by the first day of the month such rent is due, and Lessee shall be in default if it fails to pay such Base Rent or Additional Rent within 5 days of such notice. Such notice shall be in lieu of and not in addition to any notice required by statute. Base Rent shall be increased pursuant to the Base Rent Schedule attached hereto as Addendum A and incorporated by reference here. The Premises are located in the M Zone of Salt Lake City, Utah. However, Lessor does not assume responsibility for Lessee’s receipt of any approvals from any governmental agency or utility having jurisdiction of the Premises nor shall there be any delay in the Commencement Date or payment of Base Rent or Additional Rent or performance of any non-monetary obligations by Tenant under this Lease caused by delays arising from any governmental or utility approvals required for occupancy of the Premises or those caused by Lessee (collectively “Delays”). Lessor acknowledges receipt of $1,002.00 which will be considered the CAM for the first month. The Base Rent for the first two months of the term of this Lease are abated. All monetary obligations of Lessee under this Lease are sometimes referred to herein as “Rent”.
Notwithstanding the foregoing, should Lessee enter the Premises, with Lessor’s prior written consent, prior to the Commencement Date (“Early Possession Period”), the obligation to pay Base Rent and Additional Rent shall be abated for the Early Possession Period. All other terms of this Lease, however, including, but not limited to, Lessee’s obligation to carry the insurance and provide the certificates of insurance required by Paragraph 3 of the Lease, shall be in effect during the Early Possession period. Such Early Possession shall not change the expiration date of the term.
     Security Deposit. Waived
1a. IMPROVEMENTS: Lessor agrees to demise Premises in accordance with Exhibit A (“Lessor’s Work”). At Lessor’s sole option, any additional improvements by Lessee for which Lessor has given its prior written consent and which increase the cost of construction for Lessor may, upon Lessor’s prior written agreement, be amortized over the initial term of the Lease with interest thereon at 10% per annum and paid by Lessee as Additional Rent in monthly payments over the initial term of this Lease. Notwithstanding anything to the contrary, Lessor reserves the right to make changes to the common areas including, but not limited to, driveways, entrances, landscaped areas and parking, provided there is no material and permanent impairment to Lessee’s use of the Premises for the purposes stated in this Lease. Material impairment for a temporary period shall only be allowed if such action is absolutely necessary to preserve substantive and valuable property rights or interests which cannot otherwise be reasonably preserved or protected.

1b. SPECIAL CONTRACTION: Lessee shall have the right at any time after the end of the first full year of this Lease to contract and reduce the demised space from 11,138 square feet to 7,198 square feet by building a full height demising wall on grid between Suite E and Suite F. This right may be exercised by giving written notice to Lessor at least 90 days in advance of the date on which the Lessee intends to commence work on the demising wall. See Exhibit A. The cost of building the demising wall shall be borne by the Lessee. Upon the date of completion of the demising wall and vacation of the space separated thereby (which shall be a date after the end of the first full year of this Lease)the said contraction of the demised Premises shall be effective and the monthly base rent will thereafter be at $3,023 per month plus the CAM of $648 making the adjusted total of $3,671 per month for the remaining balance of the term. See Addendum A Rent Schedule. During any extension term, a pro-rated adjustment for such reduced area shall also be applied.
1c. RENEWAL OPTION: Provided Lessee is not then in default and has not received more than two (2) notices of default during the term of the Lease, Lessee may extend the term of this Lease for an additional 24 months (the “Extension Option”) by giving the Lessor written notice of its decision to extend the term of this Lease which is received by Lessor at least ninety (90) days prior to the expiration of the term. The Base Rent for the Extension Option shall be as set forth in Addendum A Base Rent Schedule.
     2. SPRINKLER SYSTEM: The Premises are equipped with an automatic sprinkler system. Except for Lessor’s Work, any other change to the Premises by Lessee including, but not limited to re-arrangement of Lessee’s equipment or personal property, which will change the fire rating by any insurer or governmental or quasi-governmental agency to a higher risk than that now designated and require a change to the fire sprinkler system, will be the responsibility and sole cost of Lessee. In the event Lessee does not complete such changes to the sprinkler system within 20 days of written notice from Lessor, Lessor may make such repairs and/or corrections at Lessee’s sole cost and expense and Lessee shall reimburse Lessor for such costs, as additional rent, with the installment of rent next coming due.
     3. INSURANCE: Lessor shall maintain a full replacement value policy of property insurance on the Premises with all coverages, limits and deductibles as reasonably selected by Lessor (“Lessor’s Insurance”). The cost of Lessor’s Insurance shall be included in CAM. Lessee shall maintain general liability insurance with minimum limits of $1,000,000 per occurrence and $3,000,000 aggregate on the then most current form used by the liability insurance industry. Lessee shall name Lessor, any entity managing the Business Park, and Lessor’s lender as additional insured on the liability insurance carried hereunder Such insurance shall provide that it may not be canceled without at least 30 days’ written notice to Lessor. Lessee shall deliver to Lessor a certificate of insurance on a standard insurance industry form evidencing the coverage required in this Section prior to the earlier of the Commencement Date or the date upon which Lessee enters the Premises. Lessee shall also maintain personal property insurance against “all risks” at least as broad as the current ISO Special Form policy for loss to any of Lessee’s business personal property and any alterations or improvements made by Lessee to the Premises on a full insurable replacement cost basis with no coinsurance clause, and business income insurance covering at least six months of loss of income and continuing expense. Lessee shall name Lessor, any entity managing the Business Park, and Lessor’s lender as additional insured on the personal property insurance carried hereunder.
     Waiver of Subrogation: Lessor and Lessee hereby waive any rights each may have against the other on account of any loss or damage occasioned to Lessor or Lessee, as the case may be, their respective property, or the Building and the Premises arising in any manner covered by the fire and extended coverage insurance maintained pursuant to this Lease, and the parties each agree to use their best efforts to have their respective insurance companies insuring the property of either Lessor or Lessee against any such loss, waive any right to subrogation that it may have against Lessor or Lessee, as the case may be.
     4. FIRE: If the Premises shall be destroyed by fire or other causes, or be damaged thereby that they become untenantable and cannot be rendered tenantable within one hundred eighty (180) days from the date of the damage, this Lease may be terminated by Lessor or by Lessee and Rent shall be abated from the date of such destruction to the date the Lease is so terminated to the extent the Premises are untenantable. In case damage to the Premises does not require a termination of the Lease as above provided, Base Rent shall be abated from the date of such damage to the repair of such damage to the extent the Premises are untenantable, and Lessor shall repair the damages within a reasonable time, if not terminated, to the extent of any proceeds received by Lessor from policies of insurance which Lessor is required to carry hereunder. However, if greater than twenty-five (25%)of the Premises are unusable by Lessee, as reasonably determined by Lessor, this Lease may be terminated by the Lessee or Lessor and Lessee shall be reimbursed by Lessor for any prepaid Rent.
     5. CARE OF PREMISES: As used in this Lease, the term Hazardous Material means any substances defined as or included in the definition of hazardous substances, hazardous wastes, hazardous materials or toxic substances now or subsequently regulated under any applicable federal, state or local laws or regulations. Lessee shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises by Lessee, its agents, employees, contractors, sublessees, or invitees without the prior written consent of Lessor. Lessee may not install or use any storage tank on the Premises or in the Business Park. The common area of the Business Park including, but not limited to the area contiguous and adjacent to the Building on the Premises will be maintained by Lessor, at Lessee’s Pro Rata Share, and kept in an orderly manner and no waste products will be allowed to accumulate. Lessee shall remove all of its own waste products at its own expense. Notwithstanding, the foregoing, the Lessee is entitled to the use and storage of normal cleaning, maintenance and other materials necessary for the operation of its business in small quantities as long as the same are handled, stored, utilized and disposed of in strict compliance with the law.
     Lessor represents that Lessor has not treated, stored, generated or disposed of any Hazardous Material upon, under, about or within the Premises and, to the best of Lessor’s actual and current knowledge, after due and diligent inquiry, no Hazardous Material is present on or under the Premises as of the Commencement Date. Further, Lessor represents that Lessor and the Premises are in compliance with all “Applicable Requirements” (as hereinafter defined) to its actual and current knowledge. Lessor shall and does hereby indemnify Lessee and hold Lessee harmless from any against any and all expenses, losses and liabilities suffered by Lessee as result of a governmental authority ordering a cleanup, removal or other redemption by Lessee for any Hazardous Material located on, under or about the Premises during the Lease Term caused by Lessor and/or any prior owner, lessor or lessee. Such indemnity also shall cover any failure of the foregoing representation of Lessor with respect to compliance with Applicable Requirements.
     Lessee shall, at Lessee’s sole cost and expense, fully, diligently, and in a timely manner comply with all “Applicable Requirements,” which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements, and restrictions of record, permits, the reasonable requirements of any applicable fire insurance underwriter or rating bureau, and the reasonable recommendations of Lessor’s engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (a) industrial hygiene, (b) environmental conditions on, in, under, or about the Premises, including soil and groundwater conditions, and (c) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Materials), now in effect or which may hereafter come into effect. Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all documents and information evidencing Lessee’s compliance with any Applicable Requirements, and shall immediately upon receipt notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint, or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Requirements. Lessee shall and does hereby indemnify Lessor and hold Lessor harmless from any against any and all expenses, losses and liabilities suffered by Lessor as result of a governmental authority ordering a cleanup, removal or other redemption by Lessee for any Hazardous Materials located and brought on, under or about the Premises during the Lease Term by Lessee and/or its agents.
     Lessee shall not commit, or suffer to be committed, any waste upon the Premises, or any public or private nuisance; and shall not use said premises or suffer the same to be used for any unlawful purpose. Lessee shall not do or permit to be done any act which will void or suspend any insurance policy covering the Premises, or any part thereof or any appurtenant or fixture thereto or property thereon or the building in which the Premises are located or any part thereof or any appurtenant or fixture thereto or property thereon. Lessee shall not do or permit to be done anything on the Premises which would constitute an unreasonable annoyance to adjoining tenants or which would injure the reputation of the Premises or the Business Park, and Lessee shall not do or permit to be done anything which will weaken the structural strength of the Premises.
Except as otherwise provided herein, Lessor makes no covenant or representation as to the suitability of the Premises for any purpose. Lessee has a (30) thirty day period, beginning on the Commencement Date, during which to notify Lessor of any defect in any improvement or system within the Premises which are Lessor’s obligation under the Lease to repair, and Lessor agrees to repair or restore such defect within thirty (30) days of receipt of such notice by Lessee, or, if more than thirty (30) days is required to restore or repair, Lessor shall have begun such restoration or repair within thirty (30) days and will diligently pursue such restoration or repair to completion within a reasonable time.
     Lessee shall not make any alterations or improvements to the Premises during the term of this Lease unless the written consent of the Lessor shall be first had and obtained, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, the Lessee has previously disclosed to Lessor plans for the attachment of certain racking and fencing to the floor of the Premises and Lessor does hereby consent to and authorizes such action to be taken by the Lessee, subject, of course to the obligations to restore any damage to the Premises caused by such installation or subsequent removal. Prior to the commencement of any alterations or improvements on the Premises Lessee shall provide to Lessor copies of plans, permits, names, addresses and telephone numbers of contractors, sub-contractors and material suppliers, building schedule and payment draw schedule. Upon completion of the alterations or any improvements made by Lessee to the Premises, Lessee shall provide to Lessor an unconditional lien waiver or other documentation satisfactory to Lessor in its sole discretion evidencing the full payment of all contractors and materialmen by Lessee. Any approved improvements or alterations by Lessee, shall be completed in a good and workmanlike manner, with all permits obtained in lien free condition and must be completed within sixty days or be subject to the termination of this Lease at Lessor’s sole option unless otherwise extended by Lessor. Failure by Lessee to remove any liens arising from alterations or improvements by Lessee or its contractors or materials brought on the Premises by Lessee or its contractors or materialmen within 10 days of Lessor’s receipt of such lien will result in termination of the Lease at Lessor’s sole option and forfeiture of all improvements, prepaid rent, security deposits and any other deposits held by Lessor provided that Lessor immediately notifies Lessee. Notwithstanding anything to the contrary contained in this Lease, at the end of the term or earlier termination of the Lease, Lessee shall remove those improvements or alterations installed or constructed on the Premises by Lessee which Lessor specifies in writing prior to the end of the term or, in the case of an early termination, which Lessor specifies in writing within 60 days of the date of the early termination. Lessee shall thereafter repair any damage caused by such removal and leave the Premises in broom clean condition. Further, Lessee acknowledges and agrees that (1) it has no ownership interest in the Premises or any real property of

Lessor’s of which the Premises are a part, (2) Lessee’s interest in the Premises is merely that of a tenant under this Lease, and (3) all work, improvements or alterations to the Premises not specifically requested by Lessor in writing have been performed solely at Lessee’s request and not at Lessor’s request.
     6. FIXTURES: Any fixtures, additions, or appurtenances attached to the Premises during the term of this Lease by Lessee, other than removable trade fixtures for which Lessee will repair any damage caused by their removal, are considered to be part of the real property and may not be removed without prior written consent of the Lessor unless Lessor instructs Lessee in writing to remove such improvements and repair all damage caused by such removal. All leasehold improvements (as distinguished from trade fixtures and apparatus) installed in the Premises at any time, whether by or on behalf of Tenant or by or on behalf of Landlord, shall not be removed from the Premises at any time, unless such removal is consented to in advance by Landlord.
     7. TAXES: Lessee shall be responsible for county and city taxes upon the leasehold improvements by or on behalf of Lessee and all personal property taxes upon Lessee’s personal property which, if billed to Lessor, will be reimbursed to Lessor by Lessee as additional rent due with the next installment of Rent due after written notice from Lessor. Property taxes and assessments or any taxes or assessments in lieu thereof (“Property Taxes”) will be allocated to the herein described property by the County Tax Assessor or any successor authority and Lessee will be responsible for Lessee’s Pro Rata Share of the Property Taxes. Lessee will pay all personal property taxes whether they are assessed to Lessee directly or to Lessor.
     8. REPAIRS AND MAINTENANCE: Except repairs, replacements or maintenance necessitated in any manner by the negligent or intentional acts or omissions of Lessee or its agents, Lessor shall maintain the roof, outside of the exterior walls, and foundations, at Lessor’s sole cost and expense. Except repairs, replacements or maintenance necessitated in any manner by the negligent or intentional acts or omissions of Lessee or its agents, Lessor shall maintain, subject to reimbursement as part of CAM, the parking areas and walkways, plumbing and electrical systems, and area landscaping in good condition and repair. Lessee shall maintain the balance of the Premises and appurtenances, including, but not limited to, heating and air conditioning units, in good condition and repair at its expense. Lessor represents and warrants that, as of the Commencement Date, the HVAC system, roof structure, fire sprinkler system, and structural integrity of the walls and foundation are in good condition and working order. Lessee agrees that on the last day of the Term or sooner termination of the Lease, it will surrender the Premises to Lessor in as good condition as they are as of the Commencement Date, ordinary wear and tear excepted and damage by fire, act of God or by the elements of other casualty excepted to the extent such Lessor is reimbursed by insurance for such loss. If Lessee shall fail to keep the Premises properly repaired, Lessor may do so (but is not obligated), and the cost of such repair shall be paid by Lessee with the next installment of and as Rent due hereunder.
     Lessor shall cooperate reasonably with Lessee to utilize all manufacturers’ and construction warranties, if any, related to Lessor’s Work. When Lessor has an obligation to repair, Lessor shall repair such item(s) or area(s) within a commercially reasonable amount of time after receipt of written notice from Lessee, unless due to the nature of such repair, more than thirty days are needed to repair in which case Lessor shall begin such repair within thirty days and diligently pursue such repair to completion.
     Notwithstanding anything to the contrary in the Lease, Lessor shall have no obligation to perform any work on or about the Business Park or Premises other than that for which Lessor is obligated by the Lease and that which is as specifically set forth herein.

9. WAIVER OF CLAIMS AND INDEMNIFICATION BY LESSEE OF LESSOR: Lessee agrees to and hereby does indemnify and save Lessor and Lessor’s partners, shareholders, members, directors, officers, employees, agents and contractors harmless from and against any and all claims arising from the use or occupancy of the Premises by Lessee or from any acts, omissions, or negligence of Lessee, or its contractors, licensees, agents, servants, employees, or invitees, and from and against all costs, expenses, and liabilities incurred in or in connection with any such claim or proceedings brought thereon, including, but without limitation, litigation expenses and reasonable attorney’s fees.
     10. UTILITIES: Lessee shall at its sole expense secure all electrical, gas, and telephone service which it requires in connection with its occupancy of the Premises and indemnify and hold Lessor and its partners, officers, directors, shareholders, members, employees, contractors and agents harmless from any claims, liability or loss because of the Lessee’s failure to make timely payments for all such services. If any services or utilities are jointly metered with other premises within the Business Park, Lessor shall make a reasonable determination of Lessee’s proportionate share of the cost of such utilities and services and Lessee shall pay such share to Lessor within thirty

(30) days after receipt of Lessor’s written statement. Where separately metered, Lessee shall transfer all electrical utilities into its name as of the earlier of (a) the Early Possession Date or (b) the Commencement Date, but in no event later than ten (10) days after the earlier of the two dates. Failure to do so will result in cancellation of all existing electrical utilities to the Premises by Lessor and Lessee hereby waives any claims, losses, liabilities or damages against Lessor arising from the cancellation of such utilities. Any costs or fees to reinstate service will be the sole responsibility of the Lessee.
     Upon Lessee’s written request, Lessor will provide Lessee a statement of the basis for the calculation of Lessee’s proportionate share of the cost of jointly metered services or utilities.
     11. ASSIGNMENT AND SUBLETTING: Lessee shall not assign this Lease or any interest therein or sublet the Premises or any part thereof without first obtaining the written consent of the Lessor. Such consent shall not be unreasonably delayed or withheld if proposed assignee or sublessee is of good financial responsibility, in Lessor’s reasonable discretion and the use to be made by such proposed assignee or sublessee, if different from that allowed to Lessee hereunder is reasonably acceptable to

Lessor. A consent to one assignment or subletting or use by any other person shall not be deemed to be a consent to any subsequent assignment, subletting or use, and shall not release Lessee from any obligations pursuant to the provisions of this Lease unless agreed to by Lessor. Any such assignment, subletting or use without Lessor’s consent shall terminate this Lease at the option of Lessor if, after written notice of violation by Lessor, Lessee has not terminated such assignment or sublease within 30 days after such notice. Any request by Lessee to Lessor for Lessor’s consent to an assignment or subletting shall include a written notice, stating the proposed date of such assignment or subletting, specifically identifying the proposed assignee or sublessee, including but not limited to such proposed assignee’s or sublessee’s proposed use, net worth and previous business experience. Information on the proposed assignee’s or sublessee’s net worth shall include, but not be limited to, submission of copies to Lessor of two years’ income statements, balance sheets and statement of changes in financial position in audited form and certified as accurate by the proposed assignee or sublessee. Within sixty (60) days of receipt of such written notice and all supporting information, Lessor shall, by giving written notice to Lessee of its intention to do so: (a) withhold consent to such assignment or subletting; (b) consent to such assignment or subletting; or (c) terminate the Lease, such termination to be effective thirty (30) days after such notice from Lessor. If Lessor exercises its termination right hereunder, Lessor shall have the right to enter into a lease or other occupancy agreement directly with the proposed assignee or sublessee and Lessee shall have no right to any of the rents or consideration payable by such proposed assignee or sublessee under such new lease or occupancy agreement. Lessee may, however, elect to nullify Lessor’s election to terminate this Lease under clause (c) above by furnishing Lessor with written notice of Lessee’s election to withdraw its request for consent to the proposed assignment or sublease within ten (10) days of Lessee’s receipt of Lessor’s notice of termination, in which event the Lease shall remain in effect with the existing Lessee. Lessor and Lessee specifically agree that Lessor’s election to terminate the Lease under clause (c) above may be made in Lessor’s sole and absolute discretion and that no test of reasonableness shall be applicable thereto.
     Notwithstanding anything to the contrary contained in this Lease, Lessee may assign this Lease or sublet the Premises upon notice to Lessor but without Lessor’s consent to a subsidiary, affiliate or parent company; any firm corporation, or entity which Lessee controls, is controlled by, or is under common control with; any partnership in which Lessee has a majority interest; or to any entity which succeeds to all or substantially all of its assets whether by merger or sale. Notwithstanding anything to the contrary in this Lease or elsewhere, in the event of any assignment of this Lease by Lessee, Lessor shall be entitled to 100% of the profit from such assignment which is based upon the value of this Lease. In the event of any sublease by Lessee, Lessor shall be entitled to all sublease rent or other compensation to Lessee from a sublessee which is in excess of the rent and other charges paid by Lessee pursuant to the Lease. This Lease shall not be assigned or transferred by any process of insolvency or bankruptcy, either voluntary or involuntary, nor by receivership proceedings nor by operation of law. In no event shall Lessee be released from liability under this Lease unless Lessor specifically releases Lessee from liability in writing.
     12. LESSEE DEFAULT AND REMEDIES FOR BREACH: If Lessee shall fail to pay the Base Rent, CAM, Additional Rent or any other charges due or fails to provide insurance required of Lessee under this Lease after five (5) days written notice from Lessor, then Lessor may terminate this Lease. If Lessee shall become insolvent, or if proceedings in bankruptcy or insolvency shall be instituted by or against the Lessee, or if the Lessee shall make an assignment for the benefit of creditors, or if a receiver or trustee shall be appointed to Lessee’s property, and

Lessee cannot vacate, release, dismiss or otherwise correct such event within sixty (60) days after such event occurs, then any such event shall be deemed a default on the part of the Lessee under this Lease and shall give rise to all the rights and remedies of the Lessor provided by this Lease or by law, including not by way of limitation, the immediate right to terminate this Lease and all rights of Lessee in the leased premises, all improvements and fixtures located thereon. Notwithstanding the above remedies for breach, prior to exercising its remedies for a non-monetary breach, Lessor shall give Lessee written notice of such breach and allow Lessee thirty (30) days upon receipt of written notice of such breach to cure the breach, or, if due to the nature of the breach more than thirty (30) days is required to cure the breach, provided Lessee continues to pay the rent and all other charges due under the Lease on a timely basis, Lessee shall have a reasonable amount of time to cure the breach, provided it promptly commences such cure and diligently pursues it to completion.
     In the event of any breach of this Lease by Lessee (meaning a breach of the duties or obligations provided under this lease which has not been cured or remedied within the applicable cure period after notice as provided herinabove, Lessor, besides all other rights or remedies it may have, shall have the immediate right to re-entry and may remove all persons and property from the Premises; such property may be removed and stored in a public warehouse at the sole cost of the Lessee. Should Lessor elect to re-enter or should it take possession pursuant to any notice provided for by law, it may either terminate this Lease, or without termination it may from time to time re-let the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Lessor in its sole discretion may deem advisable. Lessor, at its sole cost and expense, shall have the right to make any alterations or repairs to the Premises. Rentals received by Lessor from such re-letting shall applied as follows:
     (a) To the payment of any indebtedness other than rent due hereunder from Lessee to Lessor.
     (b) To the payment of rent due and unpaid hereunder.
     (c) To the payment of any cost of such re-letting.
The residue, if any, shall be held by the Lessor and applied to payment of future rent installments as the same may become due and payable.
     Should the rentals received from such re-letting during any month be less than that agreed to be paid during that month by Lessee hereunder, Lessee shall pay such deficiency to the Lessor. Lessee shall also pay to Lessor as soon as ascertained, the cost and the expense incurred by Lessor in connection with such re-letting.
     Such re-entry or re-taking of the Premises by Lessor shall not be construed as an election on its part to terminate this Lease unless written notice of such election be given to Lessee or unless the termination hereunder be decreed by a court of competent jurisdiction. Notwithstanding such re-letting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach. Lessor shall use reasonable efforts to mitigate its damages in the event Lessee defaults under the terms of this Lease.
     Should Lessor at any time terminate this Lease for any breach, in addition to any other remedy it may have, it may recover from Lessee all damages it may incur by reason of such breach including, but not limited to, the cost of recovering the Premises, any rent and additional rent due at the time of such termination, the worth at the time of such termination of the amount of the Rent reserved in the Lease for the remainder of the term, any abated rent or other monetary inducement granted by Lessor to Lessee.
     13. ABANDONMENT OF PREMISES: Lessee shall not vacate or abandon the premises during this Term without continuing to make rental payments. If Lessee shall vacate, abandon or surrender the premises, or be dispossessed by process of law or otherwise, and fails to pay the rent due hereunder, any personal property belonging to Lessee and left on the premises shall be abandoned to the Lessor at the option of the Lessor. In addition, any rent or other charges which have been abated hereunder shall become immediately due and payable by Lessee to Lessor. Notwithstanding anything contrary to the foregoing, should Lessee abandon the Premises without continuing to pay Rent, in addition to all its rights and remedies, Lessor shall also have the right to immediate entry and possession of the Premises without notice to Lessee.
     14. QUIET ENJOYMENT: Lessor covenants that it has full authority to execute this Lease and upon the faithful performance of Lessee of all of the terms, conditions and covenants to be performed by him hereunder including, but not limited to, the payment of Rent, Lessee shall be entitled to quiet enjoyment and exclusive use of the Premises. Notwithstanding the foregoing, Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon reasonable notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements, or additions to the Premises or to the Building or the Business Park, as Lessor may reasonably deem necessary. Lessor may at any time place on or about the Premises, Building or Business Park any ordinary “For Sale” signs, and Lessor may at any time during the last 180 days of the term hereof place on or about the Premises any ordinary “For Lease” signs. All such activities of Lessor shall be without abatement of rent or liability to Tenant.
     15. ATTORNEY’S FEES: Should any legal action be instituted to interpret or enforce any of the provisions this Lease or to compel its performance, the prevailing party shall be entitled to recover from the other party reasonable attorney’s fees to be fixed by the court. Should Lessee request any consent, waiver, estoppel or other approval of Lessor for any reason, Lessee shall reimburse Lessor for all costs of review of such requests including, but not limited to, Lessor’s reasonable attorney’s fees. Likewise, should Lessor request any consent, waiver, estoppel or other approval of Lessee for any reason, Lessor shall reimburse Lessee for all costs of review of such requests including, but not limited to, Lessee’s reasonable attorney’s fees.

     16. NOTICES: All notices to be given under this Lease shall be in writing and delivered personally or by depositing the same in the US Mail, postage prepaid, via Registered, Certified mail, or any nationally recognized overnight service addressed to:
Lessee:Lumenis Inc., 3959 West 1820 South, Salt Lake City, Utah 84104, ATTN: Mr. Sean Jensen (with a copy to General Counsel, 2400 Condensa Street, Santa Clara, California, 95051, which copy is not effective as notice)
Lessor: Century East Business Center, 1946 E. Edinger, Santa Ana, California 92705; Attention: Willis Boyd
     17. WAIVER OF BREACH: The waiver by Lessor or Lessee of any breach of any term, covenant or conditions of the Lease by the other shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or of any other term, covenant or condition of this Lease.
     18. HOLDING OVER: Any holding over after the expiration of the Term with the prior written consent of the Lessor shall be construed to be a tenancy from month to month at one and one half times the Base Rent, plus CAM and Additional Rent as that paid according to the terms of this Lease, and shall otherwise be on terms and conditions herein. Any holding over after the expiration of the Term without the prior written consent of

Lessor shall be deemed a tenancy at sufferance immediately terminable in Lessor’s sole discretion at two times the Base Rent, plus CAM and Additional Rent as that paid according to the terms of this Lease, and shall otherwise be on terms and conditions herein.
     19. SALE BY LESSOR: Lessor shall have the absolute right to convey, sell, mortgage, assign or otherwise dispose of the Premises and/or the Business Park and Lessor’s interest under this Lease, at any time, and thereafter shall not be subject to any liability resulting from any act or omission or event occurring after such event, so long as the purchaser or assignee in connection with such conveyance or assignment assume and agree in writing to carry out thereafter any and all of the covenants of the Lessor under this Lease. Notwithstanding anything to the contrary contained in this Section, this Lease and all rights of Lessee hereunder are and shall be subject and subordinate to the lien and security title of any mortgage, deed of trust, lien or security interest unless otherwise stated in writing by Lessor or the holder of such mortgage, deed of trust, lien or security interest.
     20. SUCCESSORS BOUND: The terms, covenants and conditions herein contained shall be subject to the provisions as to assignments apply to and bind the heirs, successors, executors, administrators, and assigns of both parties.
     21. SIGNS: Notwithstanding anything herein to the contrary, Lessor agrees to allow Lessee to construct and maintain signs with the design and color of Lessee’s trade name not to exceed the designated black glass area above the office area with Lessor’s reasonable approval as to size, design and location, and further subject to any approval required from any governmental authority having jurisdiction thereof.
     22. INTEGRATION: This Lease embodies the full agreement of the parties and supersedes any and all prior understandings or commitments concerning the subject matter of this Lease. Any modification or amendment must be in writing and signed by both parties.
     23. BROKERS: Lessee warrants and represents that it has not dealt with any entity or person who might claim a commission or other payment by virtue of its representation of Lessee in this Lease transaction, other than as already specifically set forth to Lessor in writing. Lessee shall indemnify, defend (by counsel satisfactory to Lessor) and hold harmless Lessor, it’s partners, members, officers, directors, shareholders, employees and agents from any claim for commission or other payment arising from a party’s claim that it represented Lessee in this Lease transaction.
     24. NON-DISTURBANCE: Upon written request from Lessee, Lessor will use commercially reasonable efforts to provide Lessee with a written non-disturbance agreement to Lessee from the current mortgage holder in form acceptable to such mortgage holder. Unless otherwise set forth in writing by Lessor or the holder of any mortgage, lien or security interest, this Lease and all rights of Lessee hereunder are and shall be subject and subordinate to the lien and security interest of any mortgage or deed of trust created after the Lease commencement date. Lessee shall within 10 days after written notice from Lessor execute, acknowledge, and deliver to Lessor an estoppel certificate in a form reasonably acceptable to Lessor, or any of Lessor’s lenders or any prospective purchasers of the Premises or the Business Park as the case may be, plus such additional information, confirmation, and statements as be reasonably requested by the Lessor. Should Lessee fail to deliver an executed and acknowledged estoppel certificate to Lessor as prescribed herein, Lessee hereby authorizes Lessor to act as Lessee’s attorney-in-fact in executing such estoppel certificate or, at Lessor’s option, Lessee shall pay a fee of $100.00 per day (“Estoppel

Delay Fee”) for each day after the 10 days’ written notice in which Lessee fails to comply with this requirement.
[signatures on following page]

     This Lease is entered into as of the date first written above.

“Lessor”

CENTURY EAST BUSINESS CENTER, L.L.C. a Utah limited liability company

BY:

“Lessee”

LUMENIS INC. a Massachusetts corporation

BY:

PRINT NAME:

TITLE:

BY:

PRINT NAME:

TITLE:

FIRST AMENDMENT TO LEASE
     This First Amendment to Lease (“Amendment”) is made and entered into as of February ___ 2007, by and between BOYD ENTERPRISES UTAH, L.L.C., (“Lessor”) and LUMENIS INC., a Massachusetts corporation (“Lessee”).
WHEREAS, Lessor and Lessee are parties to that certain Lease dated April 25, 2006 (“Lease”). Pursuant to the terms and conditions of the Lease, Lessee has leased the premises commonly known as 1870 South Milestone Drive, Unit E,F, Salt Lake City, Utah (“Premises”).
WHEREAS, the Lease was to commence upon substantial completion of Lessor’s work.
WHEREAS, Lessor’s work is complete and there has been a key transfer (“Key Transfer”).
AGREEMENTS
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:
     1. Commencement of Term. The commencement of the term of the Lease is hereby amended to commence (“Commencement Date”) on June 8, 2006 to and including June 7, 2009 (“Lease Termination Date”).
     2. Reaffirmation. Except as otherwise provided in this Amendment, all other terms and conditions of the Lease shall remain the same and the Lease shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of the date first written above.

LESSOR	LESSEE

Boyd Enterprises Utah, L.L.C.	Lumenis Inc.

By:	By:

Property Manager	Its:

By:

Its: